Exhibit 2
AUDIOCODES LTD.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR USE AT THE ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON DECEMBER 7, 2011

The undersigned shareholder of AudioCodes Ltd. (the “Company”) hereby appoints SHABTAI ADLERSBERG, or if unable to attend, GUY AVIDAN, or if unable to attend, ITAMAR ROSEN, the true and lawful attorney, agent and proxy of the undersigned, with full power of substitution, to vote as described below all of the shares of the Company that the undersigned is entitled to vote at the Annual General Meeting of Shareholders of the Company to be held at the principal executive offices of the Company, 1 Hayarden Street, Airport City Lod 70151, Israel, on Wednesday, December 7, 2011 at 2:00 p.m., local time, and at any adjournment thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder.  If no direction is made, this proxy will be voted FOR each of the items below.

Unless the undersigned marked YES next to item 8, the undersigned confirms that it is not a controlling shareholder and does not have a personal interest with respect to item 1.

1.	TO REELECT EYAL KISHON AS AN OUTSIDE DIRECTOR

☐   FOR                      ☐   AGAINST                      ☐   ABSTAIN

2.	SUBJECT TO APPROVAL OF PROPOSAL ONE, TO APPROVE THE GRANT OF OPTIONS TO PURCHASE ORDINARY SHARES OF THE COMPANY TO EYAL KISHON

☐   FOR                      ☐   AGAINST                      ☐   ABSTAIN

3.	TO REELECT JOSEPH TENNE AS A CLASS II DIRECTOR

☐   FOR                      ☐   AGAINST                      ☐   ABSTAIN

4.	SUBJECT TO APPROVAL OF PROPOSAL THREE, TO APPROVE THE GRANT OF OPTIONS TO PURCHASE ORDINARY SHARES OF THE COMPANY TO JOSEPH TENNE

☐   FOR                      ☐   AGAINST                      ☐   ABSTAIN

5.	TO AMEND THE COMPANY'S ARTICLES OF ASSOCIATION REGARDING INSURANCE, INDEMNIFICATION AND EXCULPATION

☐   FOR                      ☐   AGAINST                       ☐   ABSTAIN

6.	SUBJECT TO APPROVAL OF PROPOSAL FIVE, TO APPROVE CORRESPONDING AMENDMENTS TO THE INSURANCE, EXCULPATION AND INDEMNIFICATION AGREEMENTS WITH EACH OF THE COMPANY'S DIRECTORS

☐   FOR                      ☐   AGAINST                      ☐   ABSTAIN

7.	TO RATIFY THE APPOINTMENT OF THE COMPANY’S INDEPENDENT AUDITORS FOR 2011 AND TO AUTHORIZE THE COMPENSATION OF THE AUDITORS

☐   FOR                      ☐   AGAINST                      ☐   ABSTAIN

8.	I AM A CONTROLLING SHAREHOLDER OR HAVE A PERSONAL INTEREST IN ITEM 1

☐   YES                      ☐   NO

The undersigned hereby acknowledges receipt of the Notice of the Annual General Meeting of Shareholders and the Proxy Statement accompanying such Notice, revokes any proxy or proxies heretofore given to vote upon or act with respect to the undersigned’s shares and hereby ratifies and confirms all that said proxies, their substitutes, or any of them, may lawfully do by virtue thereof.

SIGNATURE(S)
SIGNATURE(S)
DATE

Please mark, date and sign exactly as name(s) appear(s) on this proxy and return this proxy card promptly using the enclosed envelope.  If the signer is a corporation, please sign full corporate name by duly authorized officer.  Executors, administrators, trustees, etc. should state full title or capacity.  Joint owners should each sign.